EXHIBIT 10.3

SECOND AMENDMENT
TO THE
AK STEEL HOLDING CORPORATION
EXECUTIVE OFFICER SEVERANCE AGREEMENT

WHEREAS, the parties to this Second Amendment entered into and executed an Executive Officer Severance Agreement (the “Agreement”) dated July 26, 2004; and

WHEREAS, the parties desire to eliminate any question that the Agreement satisfies the requirements under Internal Revenue Service Revenue Ruling 2008-13 with respect to the deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code; and

WHEREAS, if the Agreement does not satisfy the requirements under Revenue Ruling 2008-13 with respect to deductibility, it could result in substantial adverse tax consequences;

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Second Amendment agree that Section E(2)(b) of the Agreement is hereby amended to read as follows:

“b.           Lump Sum and MIP Payments. You will receive a lump-sum payment which shall be separate from, but equal in amount to, your assigned target [for CEO, substitute: “equal in amount to one and one half times, your assigned target”] under the AK Steel Corporation Annual Management Incentive Plan (“MIP”) for the calendar year during which your Date of Termination occurs.  Payment of this lump sum amount will be made within ten days after the effective date of your Release of Claims. You also will receive on a prorated basis the MIP incentive award, if any, to which you otherwise would be entitled for the calendar year during which your Date of Termination occurs.  The amount of such prorated MIP incentive award shall be determined in accordance with Section 6, above, and adjusted to reflect the percentage of your actual period of participation in the MIP prior to termination during such calendar year.  Payment of any such prorated MIP incentive award will be made within ten days after the later of: (i) the date that any awards under the MIP with respect to such calendar year are paid to participants under the MIP, or (ii) the effective date of your Release of Claims.”

IN WITNESS WHEREOF, the parties accept and agree to the foregoing terms, and have executed this Agreement in duplicate on the dates set forth below their respective signatures.

AK STEEL HOLDING CORPORATION

By:
James L. Wainscott, Chairman, President
& Chief Executive Officer

Date:

AK STEEL CORPORATION

By:
James L. Wainscott , Chairman, President
& Chief Executive Officer

Date:

Signature of Executive Officer

Name (Please print)

Date: